Michael I. Daszkal, CPA, P.A.                                                   2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.                          DaszkalBolton LLP                   Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.    [LOGO OMITTED]   ----------------------------                  t: 561.367.1040
Michael S. Kridel, CPA, P.A.                     CERTIFIED PUBLIC ACCOUNTANTS                  f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                                                            www.daszkalbolton.com
Patrick D. Heyn, CPA, P.A.                                                               ---------------------



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO HYDRON TECHNOLOGIES INC.:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Hydron Technologies, Inc. for the registration of 8,766,500 shares of its Common Stock, and 2,210,000 Warrants to purchase shares of Common Stock and to the incorporation by reference therein of our report dated March 31, 2004 with respect to the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ DASZKAL BOLTON LLP
----------------------
DaszkalBolton LLP
Boca Raton, Florida
July 15, 2004